UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2010

Spherix Incorporated

(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	0-5576	52-0849320

(Address of principal executive offices)	(Zip Code)
6430 Rockledge Drive, Suite 503, Bethesda, Maryland	20817

Registrant’s telephone number, including area code 301-897-2540

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensation Arrangements of Certain Officers.

On May 25, 2010, Spherix Incorporated (the “Company”) entered into amendments of its employment agreements with Claire L. Kruger, its Chief Executive Officer and Chief Operating Officer; and Robert A. Lodder, Jr., its President; and entered into employment agreements with Robert L. Clayton, its CFO and Treasurer, and Katherine M. Brailer, its Director of Administrative Services and Corporate Secretary.

The Kruger amendment confirms an increase in her annual salary to $270,000 and modifies the definition of “Change of Control” as set forth in her employment agreement dated as of August 15, 2007.  Ms. Kruger remains entitled to a severance equivalent to one (1) year of salary and benefits upon certain terminations of her employment.

The Lodder amendment confirms an increase in his annual salary to $220,000 and modifies the provisions of his August 30, 2007 employment agreement concerning termination of employment and payments upon termination of employment.  Mr. Lodder will be entitled to a severance equivalent to one (1) year of annual salary and benefits upon certain terminations of his employment.

The Clayton agreement provides that Mr. Clayton will be compensated at an annual rate of $200,000 with the potential to earn an annual bonus of up to thirty-five percent (35%) of his salary if he achieves performance objectives.  Mr. Clayton will also be entitled to a severance equivalent to one year of salary and benefits upon certain terminations of his employment.

The Brailer agreement provides that Ms. Brailer will be compensated at an annual rate of $120,000 with the potential to earn an annual bonus of up to twenty-five percent (25%) of her salary if she achieves performance objectives.  Ms. Brailer will also be entitled to a severance equivalent to one year of salary and benefits upon certain terminations of her employment.

Attached hereto as Exhibits 10.1 through 10.4 are copies of these employment agreements.

On May 25, 2010 the Board of Directors (the “Board”) of the Company revised the compensation package payable to independent members of the Board.  The new compensation package differs from the existing compensation package by substituting the annual issuance of non-statutory stock options for the annual issuance of shares of restricted stock as a part of the package.  Attached hereto as Exhibit 10.5 is a chart describing the new compensation package.  The new compensation package is effective immediately.

Section 9 — Financial Statements and Exhibits

Item 9.01                Financial Statements and Exhibits

(c)           Exhibits

10.1.                Employment Amendment letter with Claire L. Kruger dated May 25, 2010.

10.2.                Employment Amendment letter with Robert A. Lodder dated May 25, 2010.

10.3.                Employment Agreement with Robert L. Clayton dated May 25, 2010.

10.4.                Employment Agreement with Katherine M. Brailer dated May 25, 2010.

10.5.                Board of Directors Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Claire L. Kruger
Claire L. Kruger
CEO and COO

Date:	May 28, 2010